Exhibit 10.2

THE SECURITIES THAT MAY BE PURCHASED UNDER THIS AGREEMENT MAY NOT BE SOLD OR DISTRIBUTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

TRIMERIS, INC. INCENTIVE STOCK OPTION AGREEMENT

Trimeris, Inc. (the “Company”) granted to the individual named below, in recognition of his becoming an employee and a member of the Company’s Board of Directors, an option to purchase certain shares of common stock of the Company, pursuant to the Trimeris, Inc. Amended and Restated Stock Incentive Plan, in the manner and subject to the provisions of this Option Agreement.

1.	Definitions:

(a)	“Code” shall mean the Internal Revenue Code of 1986, as amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.)

(b)	“Company” shall mean Trimeris, Inc., a Delaware corporation, and any successor corporation thereto.

(c)	“Date of Option Grant” shall mean August 9, 2005.

(d)	“Disability” shall mean disability within the meaning of Section 22(e)(3) of the Code.

(e)	“Exercise Commencement Date” shall mean August 9, 2005.

(f)	“Exercise Price” shall mean $12.62 per share as may be adjusted from time to time.

(g)	“Number of Option Shares” shall mean Seventy-Five Thousand (75,000) shares of common stock of the Company (the “Common Stock”) as may be adjusted from time to time.

(h)	“Option Term Date” shall mean the date ten (10) years after the Date of Option Grant or such earlier date as provided for expiration of the Option under Section 5(f) of the Plan, using as the date employment ends the later of the date his service ends as an employee of the Company and the date he ceases to be a member of the Board of Directors of the Company.

(i) “Optionee” shall mean Dani P. Bolognesi.

(j)	“Participating Company” shall mean (i) the Company and (ii) any present or future parent and/or subsidiary corporation of the Company while such corporation is a parent or subsidiary of the Company. For purposes of this Option Agreement, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f) of the Code.

(k)	“Participating Company Group” shall mean at any point in time all corporations collectively which are then a Participating Company.

(l)	“Plan” shall mean the Trimeris, Inc. Amended and Restated Stock Incentive Plan.

Other capitalized terms used herein and without definition shall have the meanings ascribed to such terms in the Plan.

2.	Status of the Option. This Option is intended to be an incentive stock option as defined in Section 422 of the Code to the extent so qualified. The Optionee should consult with the Optionee’s own tax advisors regarding the tax effects of this Option.

3.	Exercise of the Option.

(a)	Right to Exercise. The Option shall become exercisable from time to time, subject to the schedule set forth below, in whole or in part:

(i)	12.4998% of the Number of Option Shares shall become exercisable on the six month anniversary (“Six Month Anniversary”) of the Date of Grant; and

(ii)	2.0833% of the Number of Option Shares shall become exercisable on the 9th day of each successive month after the Six Month Anniversary.

On the date that Optionee ceases to be both an employee and director of the Company vesting shall cease and the vested portion of the Option, if any, shall remain exercisable until expiration as provided in paragraph 5.

(b)	Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of the shares upon exercise of the Option shall be subject to compliance with all applicable requirements of federal or state law with respect to such securities. The Option may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other law or regulations.

In addition, no Option may be exercised unless (i) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.

As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

(c)	Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of the Option.

4.	Non-Transferability of the Option. The Option may be exercised during the lifetime of the Optionee only by the Optionee and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution.

5.	Termination of the Option. The Option shall terminate and may no longer be exercised on the first to occur of (a) the Option Term Date as defined above, or (b) upon the occurrence of an Acquisition Event as described in the Plan and to the extent provided therein.

6.	Legends. The Company may at any time place legends referencing affiliate status or any applicable federal or state securities law restriction on all certificates representing shares of stock subject to the provisions of this Option Agreement. The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Optionee in order to effectuate the provisions of this paragraph.

7.	Binding Effect. This Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

8.	Termination or Amendment of Option. The Board may amend, modify or terminate any outstanding Option, including but not limited to, substituting therefor another Option of the same or a different type, changing the date or exercise, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Optionee’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Optionee.

9.	Integrated Agreement. This Option Agreement constitutes the entire understanding and agreement of the Optionee and the Participating Company Group with respect to the subject matter contained herein, and there are no other agreements, understandings, restrictions, representations, or warranties among the Optionee and the Company with respect to the subject matter contained herein other than those as set forth or provided for herein. To the extent contemplated herein, the provisions of this Option Agreement shall survive any exercise of the Option and shall remain in full force and effect.

10.	Terms and Conditions of Plan. The terms and conditions included in the Plan are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this Option Agreement and any term or provision of the Plan, the term or provision of the Plan shall control.

11.	Applicable Law. This Option Agreement shall be governed by the laws of the State of Delaware, without regard to any applicable conflicts of law.

Signatures on Page Following

TRIMERIS, INC.

	By:	/s/ Steven D. Skolsky
Steven D. Skolsky
Chief Executive Officer

The Optionee represents that the Optionee is familiar with the terms and provisions of this Option Agreement, and hereby accepts the Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of the Company made in good faith upon any questions arising under this Option Agreement.

The undersigned hereby acknowledges receipt of a copy of the Plan.

Date: August 9, 2005		/s/ Dani P. Bolognesi
Dani P. Bolognesi